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Exhibit 5.5

Tripolis 300 Bugerweeshuispad 301
P.O. Box 75084 1070 AB Amsterdam The Netherlands

Phone: (31-20) 5 771 771
Facsimile: (31-20) 5 771 775

Bluewater Holding B.V. ("Bluewater Holding")
Bluewater Energy Services B.V. ("Bluewater Energy Services")
Bluewater International B.V. ("Bluewater International")
Bluewater Floating Production B.V. ("Bluewater Floating Production")
c/o Bluewater Holding B.V.
Marsstraat 33
2132 HR HOOFDDORP
together the "Companies"

E.C. de Bouter—advocaat
Amsterdam, 13 June 2003
Our ref.:      H:/Settings/Office/OutlookTemp/I002.cmp1085.doc

Ladies and Gentlemen:

Bluewater Holding B.V., Bluewater Energy Services B.V.,
Bluewater International B.V. and Bluewater Floating Production B.V.,
Senior Subordinated Guarantees
for US $75 million 10 1/4% Senior Notes due 2012 offered
by Bluewater Finance Limited

1      Introduction

  I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to Bluewater Holding, with its corporate seat in Hoofddorp, in connection with the Agreements (as defined below). I have taken instructions solely from Bluewater Holding.

De Brauw Blackstone Westbroek N.V., The Hague, is registered with the trade register in the Netherlands under no. 27171912.
ABN AMRO Bank 43.00.33.044, Fortis Bank 24.52.75.738, Postbank 3413.
All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V.
The agreement is subject to the General Conditions, which have been filed with the register of the District Court in The Hague and contain a limitation of liability.
Client account notaries ABN AMRO Bank no. 50.34.36.720.

2      Dutch Law

  This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3      Scope of Inquiry; definitions

  For the purpose of this opinion, I have examined the following documents:

3.1
A print of an e-mailed copy of an executed copy of a registration rights agreement dated as of 30 April 2003 among Bluewater Finance Limited ("Bluewater Finance"), the Companies and the other parties mentioned therein (the "Registration Rights Agreement") received by me on 30 April 2003.

3.2
A print of an e-mailed copy of an executed copy of an indenture dated as of 22 February 2002 among Bluewater Finance, the Companies, The Bank of New York as trustee, and the other parties mentioned therein (the "Indenture"), including the terms of the Notes (the "Terms and Conditions") and the guarantee by each of the Companies for the obligations of Bluewater Finance under the Notes (the "Guarantees") and with attached thereto as Exhibit A a form of notes issued or to be issued by Bluewater Finance (the "Notes"), received by me on 22 February 2002, as well as a print of an e-mailed copy of a faxed copy of the signature pages of the Indenture executed by all parties to the Indenture except for The Bank of New York, received by me by me on 17 April 2002.

3.3
A photocopy of a notarial copy of Bluewater Holding's deed of incorporation containing its articles of association as filed with the chamber of commerce and industry for Amsterdam (the "Chamber of Commerce").

3.4
Faxed copies of trade register extracts regarding Bluewater Holding provided by the Chamber of Commerce and dated 15 February 2002, 28 April 2003 and 13 June 2003.

3.5
Prints of e-mailed copies of executed written resolutions of Bluewater Holding's managing board (directie) dated 8 February 2002 and 22 April 2003, including a power of attorney granted by Bluewater Holding to the persons mentioned therein (the "Holding Power of Attorney"), received by me on 20 February 2002 and 25 April 2003.

3.6
Prints of e-mailed copies of executed confirmations of Bluewater Offshore Production Systems Limited in its stated capacity as Bluewater Holding's sole shareholder dated 7 February 2002 and 22 April 2003, received by me on 20 February 2002 and 25 April 2003.

3.7
A faxed copy of a notarial copy of Bluewater Energy Services' deed of incorporation and its articles of association as most recently amended on 22 January 2002 according to the trade register extracts referred to in paragraph 3.8, both as filed with the Chamber of Commerce.

3.8
Faxed copies of trade register extracts regarding Bluewater Energy Services provided by the Chamber of Commerce and dated 20 February 2002, 28 April 2003 and 13 June 2003.

3.9
Prints of e-mailed copies of executed written resolutions of Bluewater Energy Services' managing board (directie) dated 8 February 2002 and 22 April 2003 including a power of attorney granted by Bluewater Energy Services to the persons mentioned therein (the "Energy Services Power of Attorney"), received by me on 20 February 2002 and 25 April 2003.

3.10
Prints of e-mailed copies of executed written resolutions of Bluewater Holding in its stated capacity as Bluewater Energy Services' sole shareholder dated 8 February 2002 and 22 April 2003, received by me on 20 February 2002 and 25 April 2003.

3.11
A faxed copy of a notarial copy of Bluewater International's deed of incorporation and its articles of association as most recently amended on 25 September 2000 according to the trade register extracts referred to in paragraph 3.12, both as filed with the Chamber of Commerce.

3.12
Faxed copies of trade register extracts regarding Bluewater International provided by the Chamber of Commerce and dated 15 February 2002, 28 April 2003 and 13 June 2003.

3.13
Prints of e-mailed copies of executed written resolutions of Bluewater International's managing board (directie) dated 8 February 2002 and 22 April 2003, including a power of attorney granted by Bluewater International to the persons mentioned therein (the "International Power of Attorney"), received by me on 20 February 2002 and 25 April 2003.

3.14
Prints of e-mailed copies of executed written resolutions of Bluewater Holding in its stated capacity as Bluewater International's sole shareholder dated 8 February 2002 and 22 April 2003, received by me on 20 February 2002 and 25 April 2003.

3.15
A photocopy of a notarial copy of Bluewater Floating Production's deed of incorporation containing its articles of association as filed with the Chamber of Commerce.

3.16
Faxed copies of trade register extracts regarding Bluewater Floating Production provided by the Chamber of Commerce and dated 15 February 2002, 28 April 2003 and 13 June 2003.

3.17
Prints of e-mailed copies of executed written resolutions of Bluewater Floating Production's managing board (directie) dated 8 February 2002 and 22 April 2003, including a power of attorney granted by Bluewater Floating Production to the persons mentioned therein (the "Floating Production Power of Attorney"), received by me on 20 February 2002 and 25 April 2003.

3.18
Prints of e-mailed copies of executed confirmations of Bluewater Holding in its stated capacity as Bluewater Floating Production's sole shareholder dated 8 February 2002 and 22 April 2003, received by me on 20 February 2002 and 25 April 2003.

3.19
A print of an e-mailed copy of a draft dated 13 June 2003 of a registration statement, received by me on 13 June 2003 (the "Registration Statement"), relating to the registration by Bluewater Finance Limited and some of its subsidiaries of US $75 million 10 1/4% Senior Notes due 2012 with the United States Securities and Exchange Commission.

3.20
A print of an e-mailed copy of an undated draft of an unrestricted global note to be issued by Bluewater Finance (the "Global Note") received by me on 13 June 2003.

3.21
Confirmation by the managing director of the Companies, dated 13 June 2003, that the resolutions as referred to in paragraphs 3.5, 3.9, 3.13 and 3.17 are in full force and effect.

  In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.22
Confirmation from the office of the bankruptcy division (faillissementsgriffie) of the Haarlem district court that the Companies are not registered as having been declared bankrupt or granted suspension of payments. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

3.22
In this opinion:

  "Agreements" means the Registration Rights Agreement and the Indenture, including the Guarantees, and the Global Note.

  "Powers of Attorney" means the Holding Power of Attorney, the Energy Services Power of Attorney, the International Power of Attorney and the Floating Production Power of Attorney.

  "Notes" includes the Global Note, unless the context requires otherwise.

4      Assumptions

  For the purpose of this opinion, I have made the following assumptions:

4.1
All copy documents conform to the originals and all originals are genuine and complete.

4.2
Each signature is the genuine signature of the individual concerned.

4.3
Any confirmation referred to in paragraph 3 is true.

4.4
The Agreements have been entered into in the form referred to in paragraph 3.

4.5
The Agreements are within the capacity and powers of, and have been validly authorised and entered into by, each party other than the Companies.

4.6
The Powers of Attorney remain in full force and effect without modification and have not been revoked, rescinded or modified.

4.7
The Notes have been, are and will be offered in accordance with the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

4.8
There are no dealings between the parties which affect the Agreements.

5      Opinion

  Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1
Each of the Companies has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

5.2
Each of the Companies has the corporate power to enter into and perform the Agreements, including the Guarantee to be entered into by it.

5.3
Each of the Companies has taken all necessary corporate action to authorise its entry into and performance of the Agreements, including the Guarantee to be entered into by it.

5.4
The choice of New York law as the governing law of the Agreements is recognised under Dutch law by the courts of the Netherlands (provided that the choice of New York law as the law governing the Agreements is recognised under New York law as valid and binding) and, accordingly, under Dutch law (i) New York law determines the validity and binding effect of the Agreements and (ii) the courts of the Netherlands are legally bound to apply New York law to the Agreements and to determine the validity and binding nature of the Agreements by so applying New York law.

6      Qualifications

  This opinion is subject to the following qualifications:

6.1
This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2
With respect to opinion paragraph 5.4 only: under Dutch law, notwithstanding the recognition of New York law as the governing law of the Agreements:

(a)
effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Agreements;

(b)
Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Agreements;

(c)
the application of New York law may be refused if it is manifestly incompatible with Dutch public policy; and

(d)
regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance;

  it being noted that (i) I am not aware of any published case law in which a court in the Netherlands has actually applied mandatory rules of foreign law (as referred to in subparagraph (a) above) and (ii) subject to the other qualifications in this paragraph 6, I confirm that the Agreements do not contain provisions which will be set aside by mandatory Dutch law (as referred to in subparagraph (b) above) or are manifestly incompatible with Dutch public policy (as referred to in subparagraph (c) above).

6.3
To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a legal entity (including (without limitation) an agreement pursuant to which it agrees to provide or provides a guarantee, or an agreement pursuant to which it guarantees the performance, of the obligations of a third party and any other legal act having a similar effect) may be nullified by any of its creditors, if (i) it performed the act without an obligation to do so (onverplicht), (ii) the creditor concerned was prejudiced as a consequence of the act and (iii) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

6.4
If a Dutch company performs a legal act (rechtshandeling) (including (without limitation) a guarantee or an agreement pursuant to which it guarantees the performance, of the obligations of a third party and any other legal act having a similar effect) and that act is not in the company's corporate interest, it may (i) exceed its corporate power, (ii) violate its articles of association and (iii) not be valid, binding and enforceable against it.

6.5
To the extent that Dutch law applies, a power of attorney can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.6
The recognition of a trust as such is subject to the conditions and limitations of the Convention on the law applicable to trusts and on their recognition of 1 July 1985, and the rules and regulations promulgated pursuant thereto.

6.7
To the extent that pursuant to the Agreements any of the Companies is required or forbidden to take, or restricted in taking, any action that falls within the powers of its general meeting of shareholders, it may not be binding against it.

6.8
The trade register extracts referred to in paragraph 3 do not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.9
The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Companies have not been declared bankrupt or granted suspension of payments.

6.10
No opinion is rendered in respect of the authority of any party to the Agreements to act as securities intermediary (effectenbemiddelaar) in or from within the Netherlands with respect to the offering and sale of the Notes.

6.11
I do not express any opinion as to any taxation matters.

  This opinion is for the purpose of the registration of the Notes and the Guarantees with the US Securities and Exchange Commission (the "SEC") pursuant to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the SEC, and to the reference to De Brauw Blackstone Westbroek N.V. in the prospectus under the headings "Legal Matters" and "Enforcement of Judgments". In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the U.S. Securities Act.

Yours faithfully,

E.C. de Bouter
for De Brauw Blackstone Westbroek N.V.

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  Exhibit 5.5